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                                                                    EXHIBIT 5.01



                        Shaw Pittman Potts & Trowbridge
               A Partnership Including Professional Corporations
                              2300 N Street, N.W.
                           Washington, D.C. 20037-1128



                                  June 29, 1998



Crescent Real Estate Equities Company
777 Main Street, Suite 2100 Fort
Worth, Texas 76102

Ladies and Gentlemen:

    We have acted as counsel to Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 16,671,565 common shares of beneficial interest of the Company, par value $.01 per share (the "Common Shares"), and 2,070,000 $3.50 Convertible Preferred Shares of beneficial interest of the Company, par value $.01 per share (the "Preferred Shares") pursuant to a Registration Statement on Form S-4, including the proxy statement/prospectus and all amendments, exhibits and documents related thereto (collectively, the "Registration Statement"), and with the proposed issuance of the Common Shares and the Preferred Shares in accordance with an agreement and plan of merger, dated as of January 16, 1998, as amended (the "Merger Agreement"), by and among the Company and Station Casinos, Inc., a Nevada corporation ("Station"), as described in the Registration Statement.

    Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that the Common Shares have been duly authorized for issuance by the Company and that, upon issuance and delivery in accordance with the terms of the Merger Agreement, the Common Shares will be validly issued, fully paid and nonassessable. We are also of the opinion that, upon the filing of the Statement of Designation relating to the Preferred Shares as required by applicable law in the form approved by, and in accordance with the authorization and at the direction of, the Board of Trust Managers of the Company (or a committee or other persons authorized thereby), and upon issuance and delivery of the Preferred Shares as contemplated in the Merger Agreement, the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.


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Crescent Real Estate Equities Company
June 29, 1998
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the proxy/statement prospectus.

                                        Very truly yours,

                                        /s/ Shaw Pittman Potts & Trowbridge

                                        SHAW PITTMAN POTTS & TROWBRIDGE